EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              TARRANT APPAREL GROUP

The undersigned Gerard Guez and Patrick Chow certify that:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Tarrant Apparel Group, a California corporation.

2. ARTICLE THREE of the Articles of Incorporation of this corporation is replaced in its entirety with the following:

              "THREE: This corporation is authorized to issue two classes of shares of stock designated, respectively, "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized to be issued is 100,000,000 and the number of shares of Preferred Stock authorized to be issued is 2,000,000, all of which shall be without par value."

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with
         Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 18,597,443 shares of Common Stock and 881,732 shares of Series A Convertible Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATE:  December 4, 2003
                                              /S/ GERARD GUEZ
                                           -------------------------------------
                                           Gerard Guez, Chief Executive Officer


                                              /S/ PATRICK CHOW
                                           -------------------------------------
                                           Patrick Chow, Chief Financial Officer